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                                                                    EXHIBIT 23.3


                               Nominee's Consent


          The undersigned hereby consents (i) to being named in the Registration Statement and the Registrant's Proxy Statement as a nominee for election as a director of Registrant and (ii) to serve as a director if elected.


                                        /s/ James J. Blanchard
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